Exhibit 10.1

SECOND AMENDMENT TO PLAIN ENGLISH SECURITY AGREEMENT

This Second Amendment to Plain English Security Agreement (this “Amendment”) is made and entered into as of June 29, 2012, by and among GEVO, INC., a Delaware corporation (“Guarantor” or “You”) and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company (“Secured Party” or “Us”; together with Guarantor, the “Parties”).

RECITALS

A. Guarantor and Secured Party entered into that certain Plain English Security Agreement dated as of September 22, 2010, as amended by that certain First Amendment to Plain English Security Agreement dated as of October 20, 2011 (including all annexes, exhibits and schedules thereto, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which Guarantor granted a security interest in the Collateral to secure the payment and performance in full of all the Secured Obligations. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Security Agreement shall be applied herein as defined or established therein.

B. Guarantor and Secured Party have agreed to make certain amendments to the Security Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendments to Security Agreement.

The Parties hereby agree, effective only upon and subject to the occurrence of the Convertible Notes Closing Date, as follows:

(a) Section 1 of the Security Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

The term “Permitted Conversion” means, with respect to the Convertible Note Indebtedness or any amounts payable under the terms of any Convertible Note Documents (including any coupon make whole payment) (or any Refinancing Indebtedness in respect thereof), (a) the conversion of all or any portion of such Indebtedness or such amounts payable under the terms of any Convertible Note Documents (including any coupon make whole payment) into common Stock in accordance with the terms of the documents governing such Indebtedness and/or (b) the making of cash payments in lieu of issuing fractional shares in connection with any conversion described in clause (a) above.

The term “Refinancing Indebtedness” means any extension, refinancing, modification, amendment, renewal, or restatement of the Convertible Note Indebtedness so long as (a) such extension, refinancing, modification, renewal, amendment or restatement does not result in an increase in the principal amount of the Indebtedness evidenced by the Convertible Note Indebtedness so extended, refinanced, modified, renewed, amended or restated, by more than any accrued and unpaid interest at the time of such extension, refinancing, modification, amendment or restatement, and reasonable premiums paid thereon, and other reasonable fees, costs and expenses incurred in connection with such extension, refinancing, modification, amendment or restatement, (b) such extension, refinancing, modification, amendment, renewal, or restatement does not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Convertible Note Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that are or could reasonably be expected to be adverse to the interests of TriplePoint other than in any immaterial respect, and (c) the Convertible Note Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Secured Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

The term “Second Amendment Closing Date” means June 29, 2012.

(b) The definition of “Permitted Disposition” contained in Section 1.4 of the Security Agreement is hereby amended by deleting the text “and (o)” appearing therein and adding the following text immediately after clause (n):

“(o) any Permitted Conversion; and (p)”

(c) The definition of “Permitted Liens” contained in Section 1.6 of the Security Agreement is hereby amended by deleting the text “and” appearing in front of clause (w) and adding the following text immediately after clause (w):

“; and (x) Liens in favor of the indenture trustee (as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)), in its capacity as such and not in any other capacity, if any, under the Convertible Notes (or any Refinancing Indebtedness in respect thereof); provided that (i) such Liens only secure (A) Your obligation to pay such indenture trustee reasonable and customary compensation and the reimbursement of such indenture trustee’s reasonable fees, costs and expenses, in each case, for its services as the indenture trustee and for disbursements and advances made by the indenture trustee in accordance with the documents governing the Convertible Notes (or any Refinancing Indebtedness in respect thereof) (it being understood and agreed that in no event would the outstanding principal balance of the Indebtedness under the Convertible Notes (or any Refinancing Indebtedness in respect thereof) be deemed to constitute advances made by the indenture trustee for the purposes of this clause ) and (B) Your obligations to indemnify the indenture trustee, and (ii) such Lien only attaches to funds held or collected by such indenture trustee in its capacity as the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to the Indebtedness evidenced by the Convertible Notes (or any Refinancing Indebtedness in respect thereof).”

(d) The definition of “Termination Date” contained in Section 1.12 of the Security Agreement is hereby amended and restated in its entirety as follows:

1.12 The term “Termination Date” means the date on which the Secured Obligations have been paid in full in cash and We have no further commitment to provide Advances under the Loan Agreement.

(e) The following definition of “Permitted Indebtedness” is hereby added as Section 1.14 of the Security Agreement:

1.14 The term “Permitted Indebtedness” means (a) Indebtedness of You in favor of Us; (b) Indebtedness of You existing as of the Amendment Closing Date and disclosed on Schedule 1; (c) Indebtedness incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business; (d) Subordinated Indebtedness and any Refinancing Indebtedness; (e) Permitted Purchase Money Indebtedness; (f) Indebtedness consisting of (i) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions and (ii) unsecured guarantees with respect to Indebtedness of You or Your Restricted Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness; (g) endorsement of instruments or other payment items for deposit in the ordinary course of business; (h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory and appeal bonds; (i) Indebtedness owed to any Person providing property, casualty, liability or other insurance to You or Your Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (j) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business; (k) unsecured Indebtedness of You or Your Affiliates owing to employees, former employees, officers, former officers, directors or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the redemption by You or Your Affiliates of the Stock of You or Your Affiliates that has been issued to such Persons, so long as (i) no Event of Default has occurred and is continuing or would immediately result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $100,000 and (iii) such Indebtedness is subordinated in right of payment to the Indebtedness and other obligations under the Loan Documents on terms and conditions reasonably acceptable to Us; (l) Indebtedness consisting of Permitted Investments; (m) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards or purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the ordinary course of business provided the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $200,000; (n) accrual of interest on Indebtedness otherwise permitted under Section 12 of the Gevo Loan Agreement, accretion or amortization of original issue discount with respect to Indebtedness otherwise permitted under Section 12 of the Gevo Loan

Agreement or Indebtedness incurred as a result of payment of interest in kind on Indebtedness otherwise permitted under Section 12 of the Gevo Loan Agreement, to the extent that such interest or original issue discount accrues pursuant to the documents evidencing such Indebtedness as in effect at the time when such Indebtedness is initially incurred; (o) any other unsecured Indebtedness incurred by You or any of Your Restricted Subsidiaries in an aggregate outstanding amount not to exceed $100,000 at any one time; (p) Indebtedness in respect of Cash Management Services incurred in the ordinary course of business; (q) Indebtedness in respect of reimbursement obligations associated with letters of credit issued to Your utility providers in the ordinary course of business as deposits to secure performance of Your obligations to such utility providers; (r) [intentionally removed]; (s) the incurrence by You or Your Restricted Subsidiaries of Indebtedness under hedge agreements that are entered into for the bona fide purpose of hedging the interest rate or commodity risk associated with You and Your Restricted Subsidiaries’ operations in the ordinary course of business and not for speculative purposes; (t) Indebtedness secured by the Lien permitted pursuant to clause (w) of the definition of Permitted Lien; (u) Indebtedness incurred under the Lighthouse Loan Documents; (v) [intentionally removed]; (w) Indebtedness under the “Loan Documents” (as such term is defined in the Agri-Energy Loan Agreement); (x) Indebtedness with respect to mortgages on real property, fixtures and obligations assumed or guaranteed by You or other relocation expenses advanced by You in connection with the relocation of Your or any of Your Subsidiaries’ officers or employees in an aggregate amount that does not exceed $500,000 outstanding at any one time; (y) Indebtedness in respect of reimbursement obligations in respect of that certain Irrevocable Standby Letter of Credit No. SVBSF004981 dated as of November 30, 2007, issued by Silicon Valley Bank on behalf of Guarantor to Guarantor’s landlord, Luzenac America, Inc. in the amount of $238,089; (z) Indebtedness to CDP, LLC in connection with the purchase of the outstanding Class B Interests of Devco by Guarantor; (aa) Permitted Intercompany Advances; (bb) to the extent either (i) existing on the Closing Date (after giving effect to the Agri-Energy Acquisitions) or (ii) entered into in the ordinary course of business, deferred payment contracts for the purchase of corn; and (cc) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness set forth in clauses (a) though (bb) above (including any Refinancing Indebtedness), provided that the principal amount thereof is not increased, and (dd) the Convertible Note Indebtedness (including any Refinancing Indebtedness).

(f) Section 3.2 is hereby amended by adding the following text after the end thereof:

“The foregoing provisions of this Section 3.2 to the contrary notwithstanding, if, in connection with the payment of interest or cash upon conversion otherwise permitted under this Agreement, You have a contractual obligation to irrevocably deposit funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to the Indebtedness that is the subject of such payment, then (1) We will not require a perfected lien with respect to such funds that are deposited with the indenture trustee pursuant to such requirement and (2) so long as (y) the amount deposited with the indenture trustee pursuant to such contractual obligation does not exceed the amount required to be so deposited and (z) such amount is not deposited with the indenture trustee more than 3

Business Days before it is required to be deposited with the indenture trustee, such deposit with the indenture trustee shall be permitted pursuant to this subsection; provided that, other than with respect to regularly scheduled interest payments, You agree to use commercially reasonable efforts to provide Us notice prior to such deposit of funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)).”

(g) Section 3.3 is hereby amended by adding the following text after the end thereof:

“The foregoing provisions of this Section 3.3 to the contrary notwithstanding, if, in connection with the payment of interest or cash upon conversion otherwise permitted under this Agreement, You have a contractual obligation to irrevocably deposit funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb)) with respect to the Indebtedness that is the subject of such payment, then (1) We will not require a perfected lien with respect to such funds that are deposited with the indenture trustee pursuant to such requirement and the foregoing required actions shall not apply (2) so long as (y) the amount deposited with the indenture trustee pursuant to such contractual obligation does not exceed the amount required to be so deposited and (z) such amount is not deposited with the indenture trustee more than 3 Business Days before it is required to be deposited with the indenture trustee, such deposit with the indenture trustee shall be permitted pursuant to this subsection; provided that, other than with respect to regularly scheduled interest payments, You agree to use commercially reasonable efforts to provide Us notice prior to such deposit of funds for payment with the indenture trustee (as defined in the as defined in the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb))”.

(h) Section 5.9 is hereby amended by deleting the text “and” appearing in front of clause (c) and adding the following text after clause (c):

“, (d) You and Your Subsidiaries may make dividends or distributions (directly or indirectly to You, in the case of a dividend or distribution by Your Subsidiary), for the purpose of purchasing or paying cash in lieu of fractional shares of Your common Stock arising out of the conversion of convertible securities (including the Convertible Notes (or any Refinancing Indebtedness in respect thereof) or Permitted Conversions), and (e) You and Your Subsidiaries may make dividends or distributions (directly or indirectly to You, in the case of a dividend or distribution by Your Subsidiary) may make dividends or distributions, directly or indirectly, for the purpose of (i) paying regularly scheduled interest when due and owing on the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof), together with fees, costs and expenses from time to time due in connection with the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof), (ii) making Permitted Conversions, and (iii) making payments to the indenture trustee in respect of the Convertible Note Indebtedness (or any Refinancing Indebtedness in respect thereof) of reasonable and customary compensation for its services as the indenture trustee and to reimburse it for reasonable fees, costs and expenses incurred by it and disbursements and advances made by it in such capacity.”

For the avoidance of doubt, this Section 5.9 does not restrict You from making Permitted Conversions.”

(i) The following provision shall be added as Section 5.13 of the Security Agreement:

5.13 Permitted Indebtedness. You will not, nor will You permit any of Your Restricted Subsidiaries to, incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement, the Permitted Indebtedness and any Refinancing Indebtedness.

2. Representations and Warranties. Guarantor hereby represents and warrants to Secured Party that each of the representations and warranties contained in Section 4 of the Security Agreement are true and correct in all material respects as of the date hereof, except such representations and warranties that relate expressly to an earlier date, in which case they are true and correct in all material respects as of such earlier date, in each case, after giving effect to this Amendment.

3. Conditions to Effectiveness. The satisfaction of the following shall constitute conditions precedent to the effectiveness of this Amendment:

(a) receipt by Secured Party of this Amendment duly executed by the parties hereto;

(b) receipt by Secured Party of (i) the First Amendment to Amended and Restated Plain English Growth Capital Loan and Security Agreement duly executed by Agri-Energy, LLC, a Delaware limited liability company, and Secured Party, (ii) the Second Amendment to Plain English Growth Capital Loan and Security Agreement duly executed by Guarantor and Secured Party, and (iii) a secretary’s certificate signed by Guarantor’s corporate secretary, together with copies of resolutions of the Board of Directors of Guarantor or other authorizing documents, in form and substance satisfactory to Secured Party and its counsel, authorizing the execution and delivery of this Amendment; and

(c) the absence of any Events of Default as of the date hereof.

4. Recitals. The recitals to this Amendment shall constitute a part of the agreement of the parties hereto.

5. Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Amendment may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Amendment, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment.

6. Entire Agreement. This Amendment, together with the Security Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

7. Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and The Parties wish applicable state and federal laws to apply (rather than arbitration rules), The Parties desire that their disputes be resolved by a judge applying such applicable laws. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT.

8. Signatures. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument. This Amendment may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

9. Costs and Expenses. Guarantor reaffirms its obligations to pay, in accordance with the terms of Section 19 of the Security Agreement, all reasonable costs and expenses of Secured Party in connection with the preparation, negotiation, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith.

10. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Security Agreement as amended hereby and each reference in the other Loan Documents to the Security Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

11. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Security Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed and delivered as of the date first above written.

“Guarantor”

GEVO, INC.

By:	/s/ Patrick Gruber

Name:	Patrick Gruber
Title:	Chief Executive Officer

“Secured Party”

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastava

Name:	Sajal Srivastava
Title:	Chief Operating Officer

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